As filed with the Securities and Exchange Commission on September 1, 1998

                                                          File No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                                 LIFEPOINT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                              33-0539168
(State or other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

10400 Trademark Street, Rancho Cucamonga, California                91730
       (Address of Principal Executive Offices                   (Zip Code)

                     LifePoint, Inc. 1997 Stock Option Plan
                            (Full Title of the Plan)

                             Ms. Linda H. Masterson
                                 LifePoint, Inc.
                             10400 Trademark Street
                           Rancho Cucamonga, CA 91730
                                 (909) 466-8047
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             Robert W. Berend, Esq.
                              Wachtel & Masyr, LLP
                              110 East 59th Street
                              New York, N.Y. 10022

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                               Proposed                   Proposed
   Title of Securities               Amount                Maximum Offering           Maximum Aggregate             Amount of
     To Be Registered           To Be Registered          Price Per Share(1)          Offering Price(1)          Registration Fee
     ----------------           ----------------          ------------------          -----------------          ----------------
Common Stock, $.001 par         2,000,000 Shares               $1.75 (2)                $3,500,000 (2)                $1,061
value, issuable upon the
exercise of options

----------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) The proposed maximum offering price and the registration fee for the shares to be issued upon the exercise of the options are computed, pursuant to paragraphs (c) and (h) of Rule 457, on the basis of the average of the high and low prices on August 28, 1998 as reported on the NASD's OTC Bulletin Board.

                                   PROSPECTUS

                                 LIFEPOINT, INC.

                    2,000,000 Shares of Common Stock Issuable
   Upon the Exercise of Stock Options Granted or to Be Granted Pursuant to the
                     LifePoint, Inc. 1997 Stock Option Plan

                                   ----------

     This Prospectus relates to an offering by LifePoint, Inc. (the "Company") of an aggregate of 2,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock"), to be issued upon the exercise of the stock options (the "Options") granted or to be granted to employees (including persons who are also officers and/or directors), non-employee directors and consultants (the "Optionees") of the Company and, should they hereafter be incorporated, of subsidiaries of the Company pursuant to the LifePoint, Inc. 1997 Stock Option Plan (the "Stock Option Plan").

     If the Optionee, as of the date of his or her proposed reoffer or resale of his or her shares of the Shares underlying his or her Option, is not an affiliate of the Company as the term "affiliate" is defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), the Optionee may, from time to time, after exercise of an Option, sell without restriction the shares of the Shares underlying the Option. In the event that the Optionee is, as of the date of such reoffer or resale, an affiliate of the Company, he or she may not resell under this Prospectus the shares of the Shares underlying his or her Option.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------
                The date of this Prospectus is September 1, 1998

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the following Web site address: http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the Shares and the Underlying Shares. This Prospectus which is a part of the Registration Statement, sets forth certain information with respect to the Agreement and is being distributed to the Optionee pursuant to the Securities Act. This Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete and, where such document is an exhibit to the Registration Statement or is incorporated herein by reference, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

     The Company will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and documents incorporated by reference in Item 3 of the Registration Statement, all of which are incorporated herein by this reference. The Company will also provide without charge, upon the written or oral request by the person to whom this Prospectus has been delivered, a copy of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests for such copies should be directed to LifePoint, Inc., Attention:
Linda H. Masterson, President and Chief Executive Officer, 10400 Trademark Street, Rancho Cucamonga, CA 91730, Telephone: (909) 466-8047

                                PLAN INFORMATION

General Plan Information

     This Prospectus relates to the offer by LifePoint, Inc. (the "Company") of an aggregate of 2,000,000 shares of the Common Stock to be issued upon the exercise of Options granted or to be granted pursuant to the LifePoint, Inc. 1997 Stock Option Plan (the "Stock Option Plan"), a copy of which is annexed hereto as Appendix A and is incorporated herein by this reference, to Optionees (as such term is hereinafter defined in the section "Eligible Participants").

     The Stock Option Plan is intended to provide a method whereby employees of the Company who are largely responsible for the management of the business and who are currently making and are expected to make substantial contributions to the future of the Company may be offered incentives in addition to those of current compensation and may be stimulated by personal involvement in the fortunes of the Company to continue in its service. Such method of compensation is common practice in industry. The executive and managerial personnel who were and will be the recipients of the Options customarily expect to receive stock options as part of their compensation package. If a meaningful stock option plan were not available, the Board believes that the Company's cash expenditures for salaries and other employee benefits would be significantly higher. The Board believes that, in those instances where a consultant performs services for the Corporation, a stock option has the same potential benefits of inducement to the consultant and lowering the costs to the Company.

     The Stock Option Plan became effective on August 14, 1997 when it was adopted by the Board of Directors of the Company, subject to stockholders' approval. On August 13, 1998, the stockholders adopted and approved the Stock Option Plan and ratified the grants of Options to purchase an aggregate of 1,100,000 shares of the Common Stock granted between August 14, 1997 and August 13, 1998. No Option may be granted on or after August 14, 2007. Thereafter the Stock Option Plan will continue in effect until the last outstanding Option is exercised or terminates prior to exercise by its terms.

     The Stock Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Board of Directors of the Company may from time to time alter, amend, suspend, or discontinue the Stock Option Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that Options will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that so such action shall adversely affect the rights and obligations with respect to Options at any time outstanding under the Stock Option Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (1) increase the maximum number of shares of the Common Stock that may be made subject to Options (unless necessary to effect the adjustments described below under "Securities to Be Offered"), (2) materially increase the benefits accruing to Optionees under the

Stock Option Plan, or (3) materially modify the requirements as to eligibility for participation in the Stock Option Plan.

     The Stock Option Plan is administered by the Board of Directors of the Company, although the Board may delegate such responsibilities to its Compensation Committee, currently consisting of two directors who are not employees of the Company: Dr. Paul Sandler as its Chairman and Mr. Peter S. Gold. All directors are eligible to be granted Options; however, to date only Linda H. Masterson, who also serves as the President and Chief Executive Officer of the Company and is an employee, has been granted Options.

Securities to Be Offered

     As indicated above, the Company may grant Options to purchase an aggregate of 2,000,000 shares of the Common Stock. If any outstanding Option terminates prior to exercise, the unexercised shares may be made subject to a new Option. As of August 13, 1998, Options to purchase an aggregate of 1,100,000 shares were outstanding and 900,000 shares were available for grant of new Options.

     An Option may either be an incentive stock option as defined in Section 422 of the Code or a non-statutory or non-qualified stock option. The Stock Option Plan, consistent with the provisions of the Code, provides that the exercise price of an incentive stock option shall not be less than the fair market value of the Common Stock on the date of grant, except that, if the Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock, the exercise price of the option must be at least 110% of the fair market value of the Common Stock on the date of grant and the incentive stock option cannot be exercised after five years from the date of grant. The normal term of Options under the Stock Option Plan is ten years. The exercise price of a nonstatutory or nonqualified stock option may be less than the fair market value on the date of grant. If, on the date of grant, there is no fair market value, which term is defined in the Stock Option Plan as the average of the closing bid and asked prices of the Common Stock on the date of grant, then the Board of Directors or the Compensation Committee may make a good faith determination as to the exercise price.

     The number of shares subject to an outstanding Option and the exercise price thereof are subject to adjustment in the event of a stock dividend, stock split, reorganization, combination of shares, change in corporate structure or similar events. No fractional shares will be issued upon exercise and the Company has no obligation to pay for such fractional share.

     If during the term of Option there is a corporate merger, consolidation, acquisition of assets, or other reorganization and, if such transaction shall affect the Common Stock, the Optionee shall thereafter be entitled to receive upon exercise of his or her Option those shares or securities that he or she would have received had the Option been exercised prior to such transaction and had the Optionee been a stockholder of the Company with respect to such shares.

Eligible Participants

     An Option may be granted to any employee of the Company or, if hereinafter incorporated, a subsidiary of the Company. Such employee may also serve as an officer and/or a director of the Company (or, if incorporated, a subsidiary of the Company). Such Option may also be granted to a director who is not an employee or a consultant of the Company or, if hereinafter incorporated, a subsidiary of the Company; however, such an Option must be a non-qualified stock option.

     The eligibility of a person to become an Optionee is determined by the Board of Directors of the Company or, if it so delegates, its Compensation Committee.

Purchase of Securities Pursuant to the Plan

     The Board of Directors of the Company or, if it so delegates, its Compensation Committee determine who will be an Optionee, the number of shares made subject to his or her Option, the exercise price, the periods during which the Option becomes exercisable and the expiration date of the Option subject to the terms of the Stock Option Plan and, in the case of incentive stock options, the provisions of the Code and the regulations promulgated thereunder.

     There are no limits in the Stock Option Plan on the number of shares of the Common Stock that may be made subject to an Option, the limitations on the exercise price are described in the section "Securities to Be Offered" and the expiration date may not exceed ten years from the date of grant.

     The Board (or the Compensation Committee) may provide that the Option is exercisable immediately, in cumulative installments or based on the occurrence of certain events or the achievement of performance standards. Options have been granted generally to become exercisable as to one-quarter of the shares subject thereto on the first anniversary of the date of grant and thereafter as to 1/36th of the balance for a period of 36 months. Some options granted by the Company to executive officers become exercisable based on certain performance standards related to the Company and not the optionee. The Board or the Compensation Committee may accelerate the exercise of any Optionee's Option by giving written notice to the Optionee.

     An Optionee may exercise his or her Option with respect to all of the shares of the Shares as to which the Option is then exercisable or with respect to such lesser number of shares as he or she shall, from time to time, desire prior to the expiration or earlier termination date. An Option will be deemed exercised upon the receipt by the Company, at its principal office, during the term of the Option of (1) a written notice (preferably in the form annexed to his or her stock option agreement) signed by the Optionee advising of his or her exercise of the Option with respect to a specified number of the shares of the Shares and (2) payment in the form of a check, bank draft or money order of the full purchase price of the shares of the Shares covered by the notice. A check, bank draft or money order will be accepted as payment, subject to collection, and stock certificates registered in the name of the Optionee for the shares of the Shares covered by such exercise will be delivered within five business days after such collection. The Stock Option Plan specifically prohibits the issuance of fractional shares upon the exercise of an Option.

     The Board or Compensation Committee, in its sole discretion, may permit an Optionee to surrender to the Company shares of the Common Stock previously acquired by the Optionee as part of full payment for the exercise of an Option. Such surrendered shares shall be valued at their fair market value on the date of exercise.

     The share of the Common Stock to be issued upon exercise will be issued from authorized but unissued shares (or, if available and the Board of Directors of the Company so directors, from treasury shares) and the Company will not purchase shares in the open market for such purpose.

Resale Restrictions

     If the Optionee, as of the date of the proposed reoffer or resale of his or her shares of the Shares underlying his or her Option, is not an affiliate of the Company as the term "affiliate" is defined in Rule 405 under the Securities Act, the Optionee may, from time to time, after exercise of an Option, sell without restriction such shares of the Shares. In the event that the Optionee is, as of the date of such reoffer or resale, an affiliate of the Company, he or she may not resell under this Prospectus the shares of the Shares underlying his or her Option. Such Optionee will require a reoffer prospectus naming him or her as a Selling Stockholder or the Optionee must hold the shares received upon exercise for at least one year from the date of exercise and then resell pursuant to the exemption of Rule 144 under the Securities Act. Even if the reoffer prospectus is available, so long as the Company does not meet the issuer requirements for use of Form S-3, which it does not at the date of this Prospectus, the Optionee-affiliate will be limited to selling the same amount he or she may sell pursuant to Rule 144(e), i.e., the greater of 1% of the outstanding shares of the Common Stock or the average of the trading volume during the four-week period preceding the sale.

Federal Income Tax Consequences of Options

     The discussion of Federal tax consequences which follows is based upon an analysis by Messrs. Wachtel & Masyr, LLP, counsel to the Company, of the current provisions of the Code and the regulations promulgated thereunder.

1.   Non-incentive stock options

     No income will be recognized by an Optionee upon the grant of an option which is not an incentive stock option and which is not transferable nor exercisable immediately in full by the Optionee.

     Upon the exercise of such a non-incentive stock option, the Optionee will recognize income equal to the excess of the fair market value of the shares being acquired at the time the option is exercised over the exercise price of such option. If the Optionee is an employee, this excess will also constitute wages subject to the withholding of income tax. An Optionee's basis for the shares acquired upon the exercise of a non-incentive stock option will be equal to the fair market value of such shares on the date of exercise.

     The gain or loss upon the subsequent disposition of the shares acquired upon the exercise of a non-incentive stock option will be the difference between the basis for such shares and the amount realized upon the sale thereof, and will be capital gain or loss. For sales in tax years ending after December 31, 1997, the maximum capital gains rate is 20% for shares held more than 12 months. If the shares are qualified small business stock as defined in the Code and are held for more than five years, 50% of the gain realized on the disposition of such stock may be excluded for income tax purposes.

     At the time an Optionee exercises a non-incentive stock option, the Company will be entitled to a deduction in an amount equal to the amount required to be reported by such Optionee as ordinary income

     In the event a non-incentive stock option is exercised by a director or officer who is subject to the so-called "short swing" profits provisions of
Section 16(b) of the Exchange Act, such shares will be treated as being subject to a substantial risk of forfeiture within the meaning of Section 83(a) of the Code for the six-month period during which Section 16(b) applies. Thus, the Optionee will include in income and the Company may deduct at the time the restriction lapses, rather than at the time the option was exercised, the difference between the fair market value of the shares at the time of lapse and the exercise price of the shares, and the Optionee's holding period will begin at that time. However, the Optionee may elect, under the provisions of Section 83(b) of the Code, within 30 days after the transfer of the shares to the Optionee, to treat the shares acquired upon such exercise as not being subject to a substantial risk of forfeiture, in which event the tax effects are as set forth in the preceding paragraphs. In addition, because the grant, not the exercise, of a stock option under the Stock Option Plan is generally the "purchase" for the purpose of determining liability under Section 16(b) of the Exchange Act for "short swing profits" and because the stock options granted under the Stock Option Plan are generally not exercisable for at least a one-year period subsequent to the date of grant, a director or officer will generally not be taking his or her shares upon exercise of a stock option subject to a substantial risk of forfeiture pursuant to Section 16(b) of the Exchange Act and, accordingly, the tax consequences described in this paragraph will not generally be applicable to his or her exercise.

2.   Incentive Stock Options

     If an Optionee exercises an incentive stock option and does not dispose of the shares until more than one year after the issuance of the shares to him or her and two years after the grant of such option, then,

     (a) no income will be realized by the Optionee upon either the grant of the incentive stock option or upon his or her purchase of the shares at the time of the exercise of such option;

     (b) the difference between the option price and the fair market value of the shares at the time of exercise of such option will constitute an item of tax preference, subject to the alternative minimum tax, for the year in which the option is exercised; and

     (c) when the shares are sold by the Optionee, any amount realized in excess of the option price will be treated as a capital gain and any loss will be treated as a capital loss and, if the shares are qualified small business stock as defined in the Code, 42% of the amount excluded from income for regular tax purposes will constitute an item of tax preference subject to the alternative minimum tax.

     On the other hand, if the shares acquired upon exercise of an incentive stock option are disposed of within one year of issuance or less than two years after the grant of such option (a disqualifying disposition), the lesser of the difference between the option price and the fair market value of the shares at the time of exercise of such option and the excess (if any) of the amount realized on such disposition over the adjusted basis of such shares (generally cost) will be reportable by the Optionee as ordinary income in the year of disposition.

     To the extent that an Optionee exercises an incentive stock option and does not make a disqualifying disposition, the Company will not be entitled to a deduction for Federal income tax purposes at any time in respect of shares so acquired and disposed of. However, if a disqualifying disposition is made, the Company will be entitled to a deduction equal to the amount required to be reported by the Optionee as ordinary income and the Company will be required to make whatever arrangements are necessary to insure that the amount of tax required to be withheld is available for payment in money.

     In the event an officer or director who is subject to Section 16(b) restrictions on the date of exercise makes a disqualifying disposition of shares acquired pursuant to an incentive stock option, the amount of ordinary income recognized by such officer or director will be based on the fair market value of the shares on the date the restrictions lapse (or, if less, on the date of disposition) and not on the date of exercise (or the date of disposition, as the case may be). The employee's holding period will be determined by reference to the date on which the Section 16(b) restrictions lapse. An Optionee may utilize an election, similar to that available with respect to non-incentive stock options, pursuant to Section 83(b) of the Code to have the value on the date of exercise apply. In addition, because the grant, not the exercise, of a stock option under the Stock Option Plan is generally the "purchase" for the purpose of determining liability under Section 16(b) of the Exchange Act for "short swing profits" and because the stock options granted under the Stock Option Plan are generally not exercisable for at least a one-year period subsequent to the date of grant, a director or officer will generally not be taking his or her shares upon exercise of a stock option subject to a substantial risk of forfeiture pursuant to Section 16(b) of the Exchange Act and, accordingly, the tax consequences described in this paragraph will not generally be applicable to his or her exercise.

Withdrawal from the Plan; Assignment of Interest

     No Option is transferable other than by will or by the laws of descent and distribution, except that the Optionee may request that the certificate upon the exercise of the Option be issued jointly in the name of the Optionee and his or her spouse and, in the case of the Optionee's certified incompetency, the Option may be exercised by the Optionee's legal representative. In the event of the Optionee's death, the Option may be exercised by the personal representative of the Optionee's estate or by the successor or successors in interest determined under the Optionee's will or under the applicable laws of descent and distribution.

     Neither the Option nor the rights of the Optionee pursuant to the Option are subject to pledge, hypothecation, execution, attachment or similar process.

Forfeitures and Penalties

     Options terminate upon termination of service by the Optionee as an employee, a director or a consultant or upon death, retirement or disability of the Optionee; however, in such event, he or she may have additional time to exercise the Option after the occurrence of such termination as follows: If the Optionee's employment terminates for any reason other than his or her death or disability, he or she may, for a period of up to three months, exercise the Option to the extent exercisable upon the date of termination. If the Optionee's employment terminates because of his or her disability, the Optionee has 12 months to exercise the Option to the extent exercisable upon the date of termination. If the Optionee dies, his or her estate may exercise the Option to the extent exercisable upon the date of death of the Optionee, whether it occurred during the initial term or during the three or 12-month periods described in the two preceding sentences. In no event may an Option be exercised beyond its original expiration date.

     Except as described in the preceding paragraph, there are no penalties or forfeitures relating to the Options.

                                  ANNUAL REPORT

     The Company is delivering to the Optionee with this Prospectus a copy of its Annual Report for the fiscal year ended March 31, 1998 if the Optionee did not previously received a copy. The Company will deliver to all employee-Optionees and any other Optionee who so requests, orally or in writing, copies of all reports, proxy statements and other communications hereafter distributed to stockholders at the same time delivery is made to the stockholders.

                                                                      Appendix A


                                 LIFEPOINT, INC.
                             1997 STOCK OPTION PLAN

I.   Purpose

     The LIFEPOINT, INC. 1997 STOCK OPTION PLAN ("Plan") provides for the grant of Stock Options to employees, directors and consultants of LifePoint, Inc. (the "Company"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986 (the "Code") as the Board of Directors of the Company shall from time to time designate ("Participating Subsidiaries") in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of key personnel.

II.  Incentive Stock Options and Non-Incentive Stock Options

     The  Stock Options granted under the Plan may be either:

     a) Incentive Stock Options ("ISO's") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

     b) Nonstatutory Stock Options ("NSO's") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code.

     All Stock Options shall be ISO's unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as NSO's. Subject to the other provisions of the Plan, a Participant may receive ISO's and NSO's at the same time, provided that the ISO's and NSO's are clearly designated as such, and the exercise of one does not affect the exercise of the other.

     Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISO's and NSO's.

III. Administration

     The Plan shall be administered by the Board of Directors (the "Board") of the Company if each member of the Board is a Disinterested Person. If each member of the Board is not a Disinterested Person, a committee of two or more directors ("Committee") each of whom is a Disinterested Person shall administer the Plan. The Committee or the Board of Directors, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Options granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order that Stock Options that are intended to be ISO's will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto.

     All actions taken and all interpretations and determinations made by the Board or Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board and Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. Rule 16(b)-3 under the Securities Exchange Act of 1934 (the "Act") provides that the grant of a stock option to a director or officer of a company will be exempt from the provisions of Section 16(b) of the Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Board or Committee, grants of Stock Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of said Rule.

IV.  Definitions

     4.1. "Stock Option." A Stock Option is the right granted under the Plan to an Employee, director or consultant to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Board or Committee, the number of shares of Common Stock determined by the Board or Committee.

     4.2. "Common Stock." A share of Common Stock means a share of authorized but unissued or reacquired common stock of the Company.

     4.3. "Fair Market Value." If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by any exchange that the stock is listed on, for the date in question. If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined in good faith by the Board of Directors or the Board or Committee after such consultations with outside legal, accounting and other experts as the Board of Directors or the Committee may deem advisable, and the Board of Directors or the Committee shall maintain a written record of its method of determining such value.

     4.4. "Employee." An Employee is an employee of the Company or any Participating Subsidiary.

     4.5. "Participant." A Participant is an Employee, director or consultant to whom a Stock Option is granted.

     4.6. "Disinterested Person." A Disinterested Person is a person who satisfies the definition of a "disinterested person" set forth in Rule 16(b)-3 under the Act or any successor rule or regulation, as it may be amended from time to time.

V.   Eligibility and Participation

     Grants of ISO's and NSO's may be made to Employees of the Company or any Participating Subsidiary. Grants of NSO's may be made to directors of or consultants to the Company or any Participating Subsidiary. Any director of the Company or of a Participating Subsidiary who is also an Employee shall also be eligible to receive ISO's. The Board or Committee shall from time to time determine the Participants to whom Stock Options shall be granted, the number of shares of Common

Stock subject to each Stock Option to be granted to each such Participant, the Option Price of such Stock Options, all as provided in this Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, but the Option Price of an NSO may be less than the Fair Market Value on the date the NSO is granted if the Board or Committee so determines. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO's are granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Board or Committee may determine, subject to the provisions of this Plan.

VI.  Shares of Common Stock Subject to the Plan

     6.1. Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 2,000,000 authorized but unissued shares. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock as to all ISO's granted to an individual which may first become exercisable in a particular calendar year may not exceed $200,000. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

     6.2. Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), appropriate adjustments shall be made in:
(i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the Option Price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options in the future. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII. Exercise of Stock Options

     7.1. Time of Exercise. Subject to the provisions of the Plan, the Board or Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Options. A Stock Option shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted. The Board or Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

     7.2. Exchange of Outstanding Stock. The Board or Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of the Common Stock previously acquired by the Participant as part of full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

     7.3. Use of Promissory Note; Exercise Loans. The Board or Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option. The Board or Committee, in its sole discretion, may authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Company to arrange or guarantee loans to a Participant by a third party.

     7.3. Termination of Employment before Exercise. If the employment of a Participant who was an employee of the Company or a Participating Subsidiary when the Stock Option was granted shall terminate for any reason other than the Participant's death or disability, any Stock Options then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (but not later than the specified expiration date). If the Participant's employment is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but not later than the specified expiration date). If the Participant dies while employed by the Company or a participating Subsidiary, or during the three-month or twelve-month periods referred to above, his Stock Options may be exercised to the extent that they were exercisable on the date of cessation of his employment by his estate, or duly appointed representative, or beneficiary who acquires the Stock Options by will or by the laws of descent and distribution, but no further installments of his Stock Options will become exercisable and each of his Stock Options shall terminate on the first anniversary of the date of his death (but not later than the specified expiration dates). If a Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     7.5. Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant, but may be made subject to Stock Options granted to other Participants.

VIII. No Contract of Employment

     Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article VIII shall affect any rights or obligations of the Company or any Participant under any written contract of employment.

IX.  No Rights as a Stockholder

     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

X.   Assignability

     No Stock Option granted under this Plan, nor any other rights acquired by Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, and Stock Options issued to a Participant are exercisable during his lifetime only by him. Notwithstanding the preceding sentence, the Board or Committee may, in its sole discretion, permit the assignment or transfer of an NSO and the exercise thereof by a person other than a Participant, on such terms and conditions as the Board or Committee in its sole discretion may determine. Any such terms shall be determined at the time the NSO is granted, and shall be set forth in the Option Agreement. In the event of his death, the Stock Option may be exercised by the Personal Representative of the Participant's estate or by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

XI.  Merger or Liquidation of the Company

     11.1. If within the duration of a Stock Option there shall be a corporate merger, consolidation, acquisition of assets, or other reorganization and if such transaction shall affect the Common Stock, the Participant shall thereafter be entitled to receive upon the exercise of his Stock Option those shares or securities that he would have received had the Stock Option been exercised prior to such transaction and had the Participant been a stockholder of the Company with respect to such shares.

     11.2. If the Company or its stockholders enter into an agreement providing for the sale of all, or substantially all, of the assets of the Company, or a merger, consolidation or reorganization in which the Company is not the surviving corporation, or the transfer of shares of the Company representing more than 50% of the total combined voting power of all Company shares in one or more transactions to a person or persons acting as a group for voting purposes, the vesting schedule of some or all Stock Options may, at the sole discretion of the Board or Committee, be accelerated so that all or any portion of Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable as of such date.

XII. Amendment

     The Board of Directors may from time to time alter, amend, suspend, or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISO's will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

XIII.

     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and from the registration or qualification requirements of applicable state securities laws.

XIV. Withholding Taxes

     The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Participating Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign to withhold in connection with any Stock Options.

XV.  Brokerage Arrangements

     The Board or committee, in its discretion, may enter into arrangements with one or more banks, brokers, or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and the sale of shares acquired upon exercise.

XVI. Nonexclusivity of the Plan

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board of Directors to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board of Directors may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

XVII. Effective Date

     This Plan was adopted by the Board of Directors and became effective on August 14, 1997, subject to the approval of the Company's stockholders within twelve (12) months thereafter. No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.

================================================================================

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the Shares under the terms of the Stock Option Plan shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                   ----------

                                TABLE OF CONTENTS

                                                                            Page

Available Information ......................................................   2
Plan Information ...........................................................   3
    General Plan Information ...............................................   3
    Securities To Be Offered ...............................................   4
    Eligible Participants ..................................................   5
    Purchase of Securities Pursuant
    to the Plan ............................................................   5
    Resale Restrictions ....................................................   6
    Federal Income Tax Consequences
    of Options .............................................................   6
    Withdraw for the Plan; Assignment
    Of Interest ............................................................   8
    Forfeitures and Penalties ..............................................   9
Annual Report ..............................................................   9
Appendix A - LifePoint, Inc. 1997 Stock
Option Plan ................................................................ A-1

================================================================================


================================================================================






                                 LIFEPOINT, INC.

                               2,000,000 Shares of
                              Common Stock Issuable
                          Upon the Exercise of Options
                            Granted or to Be Granted
                           Pursuant to the LifePoint,
                           Inc. 1997 Stock Option Plan




                                   ----------

                                   PROSPECTUS

                                   ----------








                                September 1, 1998








================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     The information required by Item 1 of Part I is being separately provided by LifePoint, Inc., a Delaware corporation (the "Company" or the Registrant"), to the optionees under the LifePoint, Inc. 1997 Stock Option Plan (the "Stock Option Plan") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Item 2. Registrant Information and Employee Agreement Annual Information

     The Company will provide, without charge, to an optionee under the Stock Option Plan, upon his or her written or oral request, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act. All requests should be directed to Linda
H. Masterson, President and Chief Executive Officer, LifePoint, Inc., 10400 Trademark Street, Rancho Cucamonga, California, 91730, telephone number, (909) 466-8047.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

     (c) the description of the Company's Common Stock, $.001 par value (the "Common Stock"), as contained in the Company's Registration Statement on Form 8-A filed on February 4, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not  applicable.

Item 5. Interests of Named Experts and Counsel

     The financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the financial statements) and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The validity of the shares offered hereby will be passed upon for the Company by Wachtel & Masyr, LLP, 110 East 59th Street, New York, New York 10022.

Item 6. Indemnification of Directors and Officers

     The Company's Certificate of Incorporation provides for the maximum indemnification of the Company's officers and directors, employees and agents as permitted by Section 145 of the General Corporation Law of the State of Delaware (the "GCL"). Section 145(a) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

     Pursuant to Section 145(b) of the GCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, then, pursuant to Section 145(c) of the GCL, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense. Any indemnification under subsections (a) and (b) of Section 145 of the GCL, unless ordered by a court or advanced pursuant to this Section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made pursuant to subsection (d) of
Section 145 if the person is a director or officer at the time of the determination: (a) by the stockholders; (b) by a majority vote of the directors who were not parties to the action, suit or proceeding, even if less than a quorum; (c) by a majority vote of a committee consisting of directors who were not parties to the action, suit or proceeding, even if less than a quorum; or
(d) if there are no directors who were not parties to the action, suit or proceeding, or if such directors so order, by independent legal counsel in a written opinion.

     Pursuant to Section 145(e) of the GCL, the corporation may provide that the expenses of a director or officer incurred in defending a civil or criminal action, suit or proceeding be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

     The indemnification and advancement of expenses authorized pursuant to the subsections of Section 145 of GCL described above: (a) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to an action in his or her official capacity and as to an action in another capacity while holding his or her office, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 145(g) of the GCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145. The Company has in effect a standard directors' and officers' liability insurance policy.

     See the last undertaking in Item 17 to this Registration Statement.

Item 7. Exemption from Registration Claimed

     No option was exercised prior to the effectiveness of this Registration Statement under the Securities Act. Accordingly, the Registrant is of the opinion that, at the time each option is hereafter exercised under the Stock Option Plan, the shares of the Common Stock to be issued upon such exercise will not be "restricted securities" as such term is defined in Rule 144(a)(3) promulgated under the Securities Act and may be reoffered or resold pursuant to this Registration Statement unless the person exercising the option is an "affiliate" of the Company as such term is defined in Rule 144(a)(1). In the event that the person is an affiliate, the Registrant intends to file An amendment to this Registration Statement containing a reoffer prospectus as provided in General Instruction C to Form S-8 under the Securities Act before permitting a reoffer or resale of the shares.

Item 8. Exhibits

Number   Exhibit

4(a) Copy of LifePoint, Inc. 1997 Stock Option Plan is incorporated by reference to the Registrant's definitive proxy material filed on July 31, 1998.

4(b) Form of stock option agreement by and between the Registrant and an Optionee pursuant to Exhibit 4(b).

5         Opinion of Wachtel & Masyr, LLP.

23(a)     Consent of Wachtel & Masyr, LLP (included in Exhibit 5).

23(b)     Consent of Ernst & Young LLP.

Item 17. Undertakings

     The  undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     1. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on August 31, 1998.

                                       LIFEPOINT, INC.
                                          (Registrant)

                                       By: /s/ Linda H. Masterson
                                           ----------------------
                                           Linda H. Masterson
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 1998.


Signature                           Title

/s/ Linda H. Masterson              Principal Executive Officer and Director
----------------------
Linda H. Masterson

Position Vacant                     Principal Financial and Accounting Officer

/s/ Peter S. Gold                   Director
----------------------
Peter S. Gold

/s/ Jonathan J. Pallin              Director
----------------------
Jonathan J. Pallin

/s/ Paul Sandler                    Director
----------------------
Paul Sandler

                                 LIFEPOINT, INC.
                               EXHIBITS FILED WITH
                       REGISTRATION STATEMENT ON FORM S-8

                                  Exhibit Index



                                                                           Page
Number   Exhibit                                                          Number

4(b)     Form of Stock Option Agreement by
         and between the Registrant and an Optionee
         pursuant to Exhibit 4(a)........................................   E-3

5        Opinion of Wachtel & Masyr, LLP.................................   E-16

23(a)    Consent of Wachtel & Masyr, LLP is
         included in their opinion filed as
         Exhibit 5 hereto................................................   E-16

23(b)    Consent of Ernst & Young LLP....................................   E-17



                                      E-2